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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1934

                           Precise Life Sciences Ltd.
             (Exact name of Registrant as specified in its charter)

                 Nevada                              88-0195105
     (State or other jurisdiction of        (IRS Employer Identification
      incorporation or organization)            Identification number)

                      1239 West Georgia Street, Suite 3004
                            Vancouver, B.C.  V6E 4R8
                                888 - 488 - 6882
    (Address, including zip code, and telephone numbers, including area code)


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+------------------------------------------------------------------------------+
|                         CALCULATION OF REGISTRATION FEE                      |
+------------------------------------------------------------------------------+
|                   |              |  Proposed   |  Proposed    |              |
| Title of          |              |  maximum    |  maximum     |              |
| each class        | Amount       |  offering   |  aggregate   | Amount of    |
| of securities     | to be        |  price per  |  offering    | registration |
|to be registered(1)| registered(2)|  share(2)   |  price       | fee          |
|-------------------|--------------|-------------|--------------|--------------|
| Common Stock      |  3,690,000   |  $ 0.12     | $ 442,800    | $ 40.74      |
|                   |              |             |              |              |
+-------------------|--------------|-------------|--------------|--------------+

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) This estimate is made pursuant to Rule 457 (c) and (h) under the Securities Act, solely for the purposes of determining the registration fee based on the average of the bid and asked prices of the Registrant's Shares as reported on the OTC Bulletin Board on December 13, 2002.

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission ("the Commission") are hereby incorporated by reference:

     1. The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     2. The registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.

     3. The registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002.

     4. The registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002.

     5.   The registrant's current report on Form 8-K filed December 12, 2002.

     6.   The registrant's current report on Form 8-K filed July 25, 2002.

     7.   The registrant's current report on Form 8-K filed May 3, 2002.

     8.   The registrant's current report on Form 8-K filed April 5, 2002.

     All other documents subsequently filed by the Registrant pursuant to Sections 13 (a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modifies or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or deemed to be, incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded, shall not be deemed except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Nevada law permits a company to indemnify its directors and officers, except for any act of dishonest. Precise Life Sciences Ltd. has provided in its By-Laws that the directors and officers of Precise Life Sciences Ltd. will be indemnified and secured harmless to the full extent permitted by law out of the assets of Precise Life Sciences Ltd. from and against all actions, costs, chares, losses, damages and expenses incurred by reason of any act done, concurred in or omitted in or about the execution of their duties or supposed duties, other than in the case of any fraud or dishonesty. In addition, Precise Life Sciences Ltd. has provided in its By-Laws that each shareholder of Precise Life Sciences Ltd. agrees to waive any claim or right of action, individually or in the right of Precise Life Sciences Ltd. against any director or officer of Precise Life Sciences Ltd. on account of any action taken by such director or officer.

     Nevada law also permits Precise Life Sciences Ltd. to purchase insurance for the benefit of its directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their power and the discharge of their duties, or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBIT

           5.1  Opinion of Michael S. Krome, P.C.
          23.2  Consent of Labonte & Co., Chartered Accountants
          24.2  Consent of Michael S. Krome, P.C.(included in exhibit 5.1)

ITEM 9.   UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers of sales are being made a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be he initial bona fide offering thereof; and

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and it is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with securities being registered hereunder, the Registrant will, unless in the opinion of counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  SIGNATURES

       Pursuant to the requirement of the Securities Act of 1934, the Registrant, Precise Life Sciences Ltd., a corporation organized and existing under the laws of the State of Nevada, certifies that it has reasonable ground to believe that it meets all the requirements for filing on Forms S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Bellingham, State of Washington on this 16th day of December, 2002.

                                   Precise Life Sciences Ltd.

                           By: /s/ Robert Waters
                                   --------------------------
                                   Robert Waters, President